Exhibit 23.1


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
  of Hasbro, Inc.

      We consent to the use of our reports included in or incorporated by reference in the Hasbro, Inc. Annual Report on Form 10-K for the fiscal year ended December 28, 1997, which is incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG PEAT MARWICK LLP


Providence, Rhode Island
June 22, 1998